                                                                   EXHIBIT 99.2


               1996 CLASS A ANNUAL CERTIFICATEHOLDER'S STATEMENT
                      (To be delivered by the Paying Agent
                         each Calendar Year pursuant to
                       subsection 5.02(c) of the Pooling
                            and Servicing Agreement)

                                CAPITAL ONE BANK


                        CAPITAL ONE MASTER TRUST 1993-3

          Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 30, 1993, between Capital One Bank (formerly Signet Bank/Virginia), as Transferor and Servicer, and The Bank of New York, as Trustee, the Servicer is required each year to prepare certain information regarding distributions to Class A Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. The information is presented on the basis of an original principal amount of $1,000 per Class A Certificate. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.


A.       Information Regarding Distributions to Class A
         Certificateholders (Stated on the basis of $1,000 original principal amount).

1.       The total amount distributed to Class A
         Certificateholders, per $1,000 interest                                $       1048.50000000000
                                                                                 -----------------------

2.       The amount of the distribution set forth
         in paragraph 1 above in respect of
         principal on the Class A Certificates,
         per $1,000 interest                                                    $        1000.0000000000
                                                                                 -----------------------

3.       The amount of the distribution set forth
         in paragraph 1 above in respect of
         interest on the Class A Certificates,
         per $1,000 interest                                                    $         48.50000000000
                                                                                 -----------------------







         CAPITAL ONE BANK                                                  SIGNET TRUST COMPANY
         as Servicer,                                                      as Paying Agent,


         By:  /s/ JOHN SCHMOHL                                             By: /s/ MARY L. BREWER
             ----------------------------------                                ------------------------
         Name:    John Schmohl                                             Name:   Mary L. Brewer
         Title:   Director of External Reporting                           Title:  Corporate Trust Officer

               1996 CLASS B ANNUAL CERTIFICATEHOLDER'S STATEMENT
                      (To be delivered by the Paying Agent
                         each Calendar Year pursuant to
                       subsection 5.02(c) of the Pooling
                            and Servicing Agreement)

                                CAPITAL ONE BANK


                        CAPITAL ONE MASTER TRUST 1993-3

         Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 30, 1993, between Capital One Bank (formerly Signet Bank/Virginia), as Transferor and Servicer, and Bank, The Bank of New York as Trustee, the Servicer is required each year to prepare certain information regarding distributions to Class B Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. The information is presented on the basis of an original principal amount of $1,000 per Class B Certificate. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.


A.       Information Regarding Distributions to Class B
         Certificateholders (Stated on the basis of $1,000 original principal amount).

1.       The total amount distributed to Class B
         Certificateholders, per $1,000 interest                                $          52.5000000000
                                                                                 -----------------------

2.       The amount of the distribution set forth
         in paragraph 1 above in respect of
         principal on the Class B Certificates,
         per $1,000 interest                                                    $                    -0-
                                                                                 -----------------------

3.       The amount of the distribution set forth
         in paragraph 1 above in respect of
         interest on the Class B Certificates,
         per $1,000 interest                                                    $          52.5000000000
                                                                                 -----------------------






         CAPITAL ONE BANK                                                  SIGNET TRUST COMPANY
         as Servicer,                                                      as Paying Agent,


         By:  /s/ JOHN SCHMOHL                                             By: /s/ MARY L. BREWER
             ----------------------------------                                ------------------------
         Name:    John Schmohl                                             Name:   Mary L. Brewer
         Title:   Director of External Reporting                           Title:  Corporate Trust Officer




                                     -14-